Exhibit 99.17b

EXECUTION COPY

SERVICING AGREEMENT

among

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
Owner

and

SAXON MORTGAGE SERVICES, INC.
Servicer

Dated:

Dated as of July 1, 2007

TABLE OF CONTENTS

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-iii-

Section 4.08	Losses and Expenses.	38
ARTICLE V
SERVICER TO COOPERATE
Section 5.01	Provision of Information.	39
Section 5.02	Financial Statements; Servicing Facilities.	39
ARTICLE VI
TERMINATION
Section 6.01	Termination.	40
Section 6.02	Transfer Procedures.	41
ARTICLE VII
BOOKS AND RECORDS
Section 7.01	Possession of Servicing Files Prior to the Related Servicing Transfer Date.	44
ARTICLE VIII
INDEMNIFICATION AND ASSIGNMENT
Section 8.01	Indemnification.	45
Section 8.02	Limitation on Liability of Servicer and Others.	47
Section 8.03	Limitation on Assignment and Resignation by Servicer.	47
Section 8.04	Operation of Indemnities.	48
Section 8.05	Assignment by Owner.	48
Section 8.06	Merger or Consolidation of the Servicer.	48
ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER
Section 9.01	Organization and Good Standing; Licensing.	49
Section 9.02	Authorization; Binding Obligations.	49

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-v-

-vi-

Section 14.05	Report on Assessment of Compliance and Attestation.	66
Section 14.06	Use of Subservicers and Subcontractors.	68
Section 14.07	Indemnification; Remedies.	69

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EXHIBITS

EXHIBIT 1	FORM OF TRIAL BALANCE AND DELINQUENCY INFORMATION
EXHIBIT 2	FORM OF CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT 3	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 4	FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT 5	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 6	FORM OF OFFICER’S CERTIFICATE
EXHIBIT 7	MORTGAGE LOAN DOCUMENTS
EXHIBIT 8	INFORMATION INCLUDED ON MORTGAGE LOAN SCHEDULE
EXHIBIT 9	ANNUAL CERTIFICATION
EXHIBIT 10	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT 11	FORM OF SERVICER POWER OF ATTORNEY

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SERVICING AGREEMENT

This Servicing Agreement (“Servicing Agreement” or “Agreement”) is entered into as of July 1, 2007, by and among SAXON MORTGAGE SERVICES, INC., a Texas corporation (the “Servicer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company (the “Owner”).

WHEREAS, the Owner has purchased or originated and will purchase or originate in the future conforming and non-conforming, residential, fixed and adjustable rate first lien mortgage loans and non-conforming closed-end second lien mortgage loans (the “Mortgage Loans”); and

WHEREAS, the Servicer regularly services residential mortgage loans and has agreed to service the mortgage loans that become subject to this Agreement and the parties desire to provide the terms and conditions of such servicing by the Servicer.

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS
Section 1.01    Definitions.

The following terms are defined as follows:

Accepted Servicing Practices:  shall mean the servicing procedures which (i) conform to customary and usual standards of practice of mortgage loan servicers servicing mortgage loans similar to the Mortgage Loans, (ii) follow the policies and procedures that Servicer applies to similar mortgage loans serviced for third parties and for its own account, (iii) meet the requirements of Fannie Mae and Freddie Mac, (iv) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal and customary, and (v) subject to clauses (i), (ii), (iii) and (iv), comply with the reasonable requests of the Owner and requirements of this Agreement.

Adjustable Rate Mortgage Loan:  an adjustable rate Mortgage Loan.

Advance Facility:  as defined in Section 8.03.

Affiliate:  with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Ancillary Income: all income derived from the Mortgage Loans other than payments of principal, interest, prepayment penalties and Escrow Payments (excluding Servicing Fees attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account (to the extent permitted by applicable law), all late charges, escrow account benefits, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note or to the Owner pursuant to this Agreement.

Appraised Value:  the value of the Mortgaged Property at the time of the Mortgage Loan’s origination as used by the originating lender in underwriting such Mortgage Loan.

Assignment of Mortgage:  an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner.

BPO: a broker price opinion.

Business Day:  any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions are closed for business in the States of New York or Texas.

Buydown Account:  an account maintained by the Servicer specifically to hold all Buydown Funds to be applied to individual Buydown Mortgage Loans.

Buydown Agreement:  an agreement between the Servicer and a Mortgagor, or an agreement among the Servicer, a Mortgagor and the seller of the related Mortgaged Property or a third party with respect to a Buydown Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds:   with respect to any Buydown Mortgage Loan, any amount contributed by the seller of the related Mortgaged Property subject to the applicable Buydown Mortgage Loan, the buyer of such Mortgaged Property, the related Mortgagor’s employer or any other source, plus interest earned thereon, in order to enable the related Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of such Buydown Mortgage Loan.

Buydown Mortgage Loan:  any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the related Mortgagor pays less than the full monthly payments specified in the related Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the related Mortgage Note is provided from Buydown Funds.  Each Buydown Mortgage Loan will be identified as such on the related Mortgage Loan Schedule.

Buydown Period:  the period of time when a Buydown Agreement is in effect with respect to the related Buydown Mortgage Loan.

Catastrophic Advance:  a Servicing Advance made in good faith by the Servicer that would not be a Nonrecoverable Advance except for the later occurrence of a catastrophic event (e.g., a natural disaster) that substantially reduces the value of the Mortgaged Property.

Charge-off Mortgage Loan:  shall have the meaning set forth in Section 2.02.

CLTV:  as of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value of the related Mortgaged Property as of the origination of the Second Lien Loan as determined pursuant to the applicable Originator’s underwriting guidelines.

Code:  the Internal Revenue Code of 1986, as amended.

Commission:  The United States Securities and Exchange Commission.

Compensating Interest:  for any Remittance Date, the lesser of (a) the amount by which the Prepayment Interest Shortfall resulting from Principal Prepayments in full (excluding any Principal Prepayments in full made upon liquidation of any Mortgage Loan) exceeds all Prepayment Interest Excesses for such Remittance Date on the Mortgage Loans and (b) the amount of the aggregate Servicing Fee paid to or retained by the Servicer for such Remittance Date.

Condemnation Proceeds:  all awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

CPI:  the Consumer Price Index for All Urban Consumers (CPI U), United States City Average, All Items (1982 84-100) (the CPI Index), published monthly by the Bureau of Labor Statistics of the US Department of Labor.

Custodial Account:  the separate account or accounts created and maintained pursuant to Section 2.04, each of which shall be an Eligible Account.

Custodial Agreement:  the agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian:  the custodian of the Mortgage Loan Documents as specified under the related Custodial Agreement.

Cut-off Date:  with respect to the transfer of servicing by Owner to Servicer for any group of Mortgage Loans, the date specified by the Owner to the Servicer in the related Mortgage Loan Schedule.

Default:  a Mortgage Loan shall be considered in default where more than one Monthly Payment is due.

Depositor:  the depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date:  the 5th day (or if such day is not a Business Day, the immediately preceding Business Day) of the calendar month in which the related Remittance Date occurs.

Due Date:  the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  with respect to each Remittance Date, the period commencing on the second day of the calendar month prior to the related Remittance Date and ending on the first day of the calendar month in which such Remittance Date occurs.

Eligibility Criteria:  the eligibility criteria for residential mortgage loans to be delivered by Owner after the date of this Agreement to be serviced by Servicer under this Agreement, as the same may be amended from time to time with the mutual consent of both parties.

Eligible Account:  either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “A-1” by Standard & Poor’s and either “F-1” by Fitch or “P-1” by Moody’s at the time any amounts are held on deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Eligible Investments:  any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month (or such other date as permitted under this Agreement):

(a)           direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(b)           federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(c)           repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and un-guaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(i)          securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation to exceed 20% of the aggregate principal amount of all Eligible Investments in the Custodial Accounts and the Escrow Accounts; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(ii)          commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(iii)          certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(iv)          any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment rated in the highest rating category by each Rating Agency;

provided, however, that (a) any such instrument shall be acceptable to the Rating Agencies, and (b) no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  an errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

Escrow Account:  the separate account or accounts created and maintained pursuant to Section 2.06, each of which shall be an Eligible Account.

Escrow Payment:  with respect to any Mortgage Loan, if applicable, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:  any one of the conditions or circumstances enumerated in Section 11.01.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Fannie Mae:  the Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  the Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  the Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC or Freddie Mac:  the Federal Home Loan Mortgage Corporation, or any successor thereto.

Fidelity Bond:  a fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

First Lien Loan:  a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

Fitch:  Fitch, Inc., or its successor in interest.

Forbearance:  shall have the meaning set forth in Section 2.01.

Foreclosure Commencement:  the delivery of the applicable file to the Servicer’s foreclosure counsel for initiation of foreclosure proceedings.

Gross Margin:  with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

HOEPA Loan: a Mortgage Loan subject to the Home Ownership and Equity Protection Act of 1994 (“HOEPA”).

HUD: shall mean the United States Department of Housing and Urban Development or its successors and assigns.

Index: with respect to each Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Insurance Proceeds:  with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date:  with respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Lifetime Rate Cap:  the provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder.  The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Litigation:  Any litigation, arbitration or other proceeding before any governmental, administrative or arbitral court or tribunal, or any government investigation or administrative enforcement action.

Liquidation Proceeds:  amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, and with respect to the liquidation of any defaulted Second Lien Loans, net of any amount necessary to repay any related senior mortgage loan, which amounts shall be retained by the Servicer from such proceeds.

Loan-to-Value Ratio or LTV:  with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-Off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

LPMI Policy:  a policy of primary mortgage guaranty insurance issued by an insurer pursuant to which the related premium is to be paid by the servicer of the related

Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the state of Delaware, or any successor thereto.

Monthly Advance:  the portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Business Day immediately preceding the Remittance Date required to be advanced by the Servicer pursuant to Section 3.04.

Monthly Payment:  the scheduled monthly payment of principal and interest on a Mortgage Loan that is payable by a Mortgagor under the related Mortgage Note.

Monthly Remittance Advice:  as described in Section 3.02.

Moody’s:  Moody’s Investors Service, Inc., and any successor thereto.

Mortgage:  the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien, in the case of a First Lien Loan, or a second lien, in the case of a Second Lien Loan, upon a leasehold estate of the Mortgagor.

Mortgage File:  the items pertaining to a particular Mortgage Loan referred to as the Mortgage File in Exhibit 7 annexed hereto to the extent received by the Servicer from the prior servicer, sub-servicer or originator, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  the annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan:  an individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which mortgage loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents:  the documents listed on Exhibit 7 attached hereto pertaining to any Mortgage Loan.

Mortgage Loan Remittance Rate:  with respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate and any lender paid mortgage insurance premium rate, if any.

Mortgage Loan Schedule:  the schedule of Mortgage Loans setting forth the information itemized on Exhibit 8 (attached hereto and incorporated herein) with respect to the related group of Mortgage Loans.

Mortgage Note:  the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  the real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  the obligor on a Mortgage Note.

New Loan Data File:  with respect to each Mortgage Loan delivered, or caused to be delivered, after the date of this Agreement by Owner to be subserviced by Servicer under this Agreement, the data file produced by Owner or the prior servicer pursuant to the Transfer Instructions, which is used to enable Servicer to set up each Mortgage Loan on its loan servicing system.

Nonrecoverable Advance:  any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Insurance Proceeds, Liquidation Proceeds or otherwise from such Mortgage Loan.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance or Monthly Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer’s Certificate delivered to the Owner.

Officer’s Certificate:  a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or Vice President or Senior Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner.

Opinion of Counsel:  a written opinion of counsel, who may be counsel for the Servicer, reasonably acceptable to the Owner.

Originator:  with respect to a Mortgage Loan, the originator of the related Mortgage Loan.

Owner:  Morgan Stanley Mortgage Capital Holdings LLC, and any successors and assigns.

Periodic Rate Cap: with respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Periodic Rate Floor: with respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the

Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person:  any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy:  a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Interest Excess:  with respect to any Remittance Date, any interest collected by the Servicer with respect to any Mortgage Loan as to which a Principal Prepayment in full occurs from the 1st day of the month through the 15th day of the month in which such Remittance Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in full.

Prepayment Interest Shortfall Amount:  with respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the portion of the Principal Prepayment Period from and including the 16th day of the month preceding the month in which such Remittance Date occurs (or from the day following the Cut-off Date, in the case of the first Remittance Date) through the last day of such month, the subject of a Principal Prepayment which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Principal Prepayment Period begins.

Prime Rate:  the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Principal Prepayment:  any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  with respect to any Remittance Date, the period commencing on the 16th day of the month preceding the month in which such Remittance Date occurs (for, in the case of the first Remittance Date, from and including the Cut-off Date), to and including the 15th day of the month in which such Remittance Date occurs.

Qualified Depository:  a depository the accounts of which are insured by the FDIC.

Qualified Insurer: an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and having a claims-paying ability rating of at least “B:III” by A.M. Best Company or an equivalent claims-paying ability.

Rating Agency:  any of Fitch or Moody’s or Standard & Poor’s, or their respective successors designated by the Owner.

Reconstitution:  any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  shall have the meaning set forth in Section 13.14 hereof.

Reconstitution Date:  shall have the meaning set forth in Section 13.14 hereof.

Recourse Obligation:  with respect to any Mortgage Loan, any obligation or liability (actual or contingent) of the Servicer or its Affiliates, as applicable (i) for loss of principal incurred in connection with the foreclosure or other disposition of, or other realization or attempt to realize upon the collateral securing such Mortgage Loan (including, but not limited to, damages relating to loss mitigation, obtaining deeds in lieu of foreclosure, VA No-Bid Instructions, or VA partial guaranties); (ii) to repurchase such Mortgage Loan in the event that the Mortgagor of such Mortgage Loan has filed for bankruptcy protection, the Mortgaged Property is the subject of foreclosure or other litigation proceedings; or (iii) to repurchase such Mortgage Loan in the event of a delinquency or other payment default thereunder by the Mortgagor.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date:  with respect to any Determination Date, the 18th day (or if such day is a Saturday, then the first Business Day immediately preceding that day, or if such day is a Sunday or otherwise not a Business Day, then the immediately following Business Day) of the month of each related Determination Date.

REO Disposition:  the final sale by the Servicer of any REO Property.

REO Property:  a Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 2.15.

RESPA:  Real Estate Settlement Procedures Act, as amended from time to time.

Sarbanes Certification:  As defined in Section 14.05.

Second Lien Loan:  a Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act:  the Securities Act of 1933, as amended.

Securitization Servicing Fee:  the servicing fee payable to the Servicer in a Securitization Transaction as agreed by the Servicer and the Owner.

Securitization Transaction.  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer Employees:  shall have the meaning set forth in Section 2.12 hereof.

Servicer Information:  as defined in Section 14.07(a).

Servicing Advances:  all customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) foreclosure actions per FHLMC attorney fees and costs guidelines, (d) the management and liquidation of the REO Property and the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage (including fees paid to any independent contractor in connection therewith), (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of this Agreement.

Servicing Criteria:  the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  with respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 2.05) of related Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 2.05.

Servicing Fee Rate:  shall have the meaning as set forth in the Mortgage Loan Schedule.

Servicing File:  with respect to each Mortgage Loan, the file retained by the Servicer consisting of originals, if provided, or copies of all documents in the Mortgage File which are not delivered to the Owner, its designee or the Custodian and copies of the Mortgage Loan Documents.

Servicing Rights:  any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Servicer for servicing the Mortgage Loans; (c) any Ancillary Income with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Servicer thereunder; (e) any and all rights to and in the Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Servicing Transfer Date:  for any group of mortgage loans, the date or dates on which the physical servicing of the Mortgage Loans is transferred to the Servicer pursuant to this Agreement.

Standard & Poor’s:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

Stated Principal Balance:  as to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Servicing Transfer Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Owner with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information:  static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Static Pool Party:  as defined in Section 14.03(g).

Subcontractor:  any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer:  any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Transaction Servicer:  as defined in Section 14.03(c).

Transfer Out Date:  as defined in Section 6.02.

Transfer Instructions:  the transfer instructions used by the Servicer provided in connection with any given transfer of additional Mortgage Loans for servicing under this Agreement.

VA:  the United States Department of Veterans Affairs, or any successor thereto.

VA No-Bid Instruction:  an instruction given by the VA to the effect that the VA will not accept conveyance of the REO Property related to the foreclosure of a Mortgage Loan or when the VA pays all or part of the difference between the net sale proceeds and the total indebtedness on a VA guaranteed loan following the private sale of the property where the proceeds are insufficient to fully payoff the existing Mortgage.

Whole Loan Transfer:  any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

SERVICING

Section 2.01    Servicer to Act as Servicer.

From and after the date of this Agreement and each Servicing Transfer Date, the Servicer, as an independent contractor, shall service and administer the related group of Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and Accepted Servicing Practices.  The Servicer shall only modify Mortgage Loans in accordance with Fannie Mae Guides and in the best interests of the Owner.

From and after the date of this Agreement, Servicer shall assume responsibility under this Agreement to subservice and administer additional Mortgage Loans upon the delivery, generally in accordance with the Transfer Instructions, of the related New Loan Data File and all related Mortgage Loan documentation by or on behalf of Owner (including deliveries by the applicable prior servicer pursuant to directions by Owner) provided that any new Mortgage Loans that Owner desires to make subject to this Agreement meet the Eligibility Criteria then in effect, and further provided that Servicer shall not be required to accept any bulk transfer of Mortgage Loans with an aggregate unpaid principal balance greater than $3,500,000,000.00 (three billion five hundred million dollars), unless Owner provides at least sixty (60) days advance written notice to Servicer.  Owner shall provide or cause to be provided by the applicable prior servicer, the New Loan Data File for each Mortgage Loan to Servicer promptly upon purchase or origination of the Mortgage Loan by Owner.  Owner will provide Servicer with the New Loan Data File for each Mortgage Loan no less than five (5) Business Days before Servicer is expected to perform subservicing on that Mortgage Loan.  Owner shall notify Servicer within two (2) Business Days, in writing, of any changes in the information contained in the New Loan Data File.  Owner agrees to provide Servicer, within two (2) Business Days after Servicer’s request, copies of the Mortgage Note, the Mortgage or any other documents Owner has with respect to a Mortgage Loan that Servicer deems reasonably necessary in connection with its performance of the Servicing of said Mortgage Loan.

In servicing and administering the Mortgage Loans, the Servicer shall employ Accepted Servicing Practices except and to the extent that such practices conflict with the requirements of this Agreement.  The Servicer shall retain adequate personnel to affect such servicing and administration of the Mortgage Loans.

Owner and Servicer acknowledge and agree that the Servicer provides a service for the Owner for a fee and that the Servicer is not the owner of the servicing rights or the Mortgage Loans under this Agreement.

In the event that any Mortgage is in Default or, in the judgment of the Servicer, a Default is reasonably foreseeable, the Servicer, consistent with Accepted Servicing Practices, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, capitalize any past due amounts owed under the Mortgage Loan by adding amounts in arrearage to the existing Stated Principal Balance of the Mortgage Loan (but only if the CLTV of such Mortgage Loan prior to such capitalization equals or exceeds 80%, or waive, in whole or in part, a prepayment penalty), waive a late payment fee, accept payment from the related Mortgagor of an amount less than the unpaid principal balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term, otherwise grant indulgence to any Mortgagor, or any combination of the foregoing (any and all such waivers, modifications, payment plans, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”) if in the Servicer’s reasonable and prudent determination such Forbearance is in the best interests of the Owner.  The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of this section shall be reflected as appropriate in the Servicer’s records.

Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments and documents necessary to carry out its servicing and administrative duties under this Agreement including but not limited to instruments in connection with foreclosures; satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Within five (5) Business Days after request by the Servicer, the Owner shall furnish the Servicer with any powers of attorney substantially in the form of Exhibit 11 hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.  Owner shall pay Servicer eighteen dollars ($18.00) for every loan, except for Mortgage Loans registered with MERS, that requires the Servicer to file a power of attorney to execute a payoff.

The Servicer’s computer system shall clearly reflect the ownership of each Mortgage Loan.  The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with applicable law and this Agreement or at the written direction of the Owner.

With respect to the performance of any service required to be provided for Servicer hereunder, including, without limitation, the obtainment of credit report data, the provision of field or other inspections, the provision of title-related services, and the sale or management of REO properties, the Servicer may obtain such services from an Affiliate if such services are provided on a commercially reasonable basis with respect to the price and quality of such services.

The Owner shall have the right at any time to transfer (i) one or more Mortgage Loans without assigning this Agreement to a successor Owner or (ii) the servicing with respect to one or more Mortgage Loans.  In connection with any such transfer, the terms of this Agreement shall no longer govern the servicing of such Mortgage Loans from and after the related Transfer Out Date and Section 6.01(b) shall apply to any such transfer.  Owner shall pay Servicer the shipping costs and any extraordinary out-of-pocket expenses associated with the transfer of such Mortgage Loan(s) transferred.

Section 2.02    Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as is consistent with Accepted Servicing Practices and which Servicer reasonably believes to be in the best interest of the Owner (including, with respect to each Second Lien Loan, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default).  In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period (or such other period as is required by law in the jurisdiction where the related Mortgaged Property is located) or earlier as determined by the Servicer, the Servicer shall cause a Foreclosure Commencement in accordance with Accepted Servicing Practices.  In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure or towards the correction of any default on the related senior mortgage loan will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

With respect to any Second Lien Loan, if the Servicer determines that no significant recovery is possible through foreclosure or other liquidation of the Mortgaged Property related to a Second Lien Loan for which the payments due thereon are past due, it shall charge off the related Second Lien Loan (each such Second Lien Loan, a “Charged-off Mortgage Loan”) at such time as such Second Lien Loan becomes 180 days past due.  Once a Second Lien Loan becomes a Charged-off Mortgage Loan, the Servicer shall discontinue making Servicing Advances, the Servicer shall not be entitled to any additional servicing compensation, and the Servicer shall follow the procedures set forth in this paragraph.  Any Charged-Off Mortgage Loans shall continue to be serviced by Servicer for the Owner using non-foreclosure collection procedures.  The Servicer shall not be entitled to any Servicing Fees or reimbursement of expenses in connection with such Charged-Off Mortgage Loans except to the extent of funds available from the aggregate amount of recoveries on such Charged-Off Mortgage Loans which shall be paid to the Servicer to reimburse it for previously accrued Servicing Fees on any such Charged-Off Mortgage Loans.  Any recoveries on such Charged-Off Mortgage Loans (net of accrued and unpaid Servicing Fees) will be treated as Liquidation Proceeds.

The Servicer shall promptly obtain a BPO for any Mortgage Loan that is more than 90 days delinquent and shall continue to obtain a BPO no less than every six months thereafter with respect to any Mortgage Loan that continues to be delinquent.  The results of any BPO shall be communicated to the Owner via a monthly report in mutually agreed upon format.

The Servicer acknowledges and agrees that it shall take and initiate any legal actions with respect to any Mortgage Loans and REO Properties with the consent of the Owner, including, without limitation, any foreclosure actions, acceptance of deeds-in-lieu of foreclosure, short-sales, short refinancings or taking of an unsecured note in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the related Mortgagor and any collection actions with respect to any Mortgage Loans or REO Properties on behalf of the Owner, but only in the name of the Servicer and without reference to the Owner.  Except as otherwise required by law or with the consent of the Owner, under no circumstances shall any such action be taken in the name of, or with any reference to, the Owner.  The Servicer shall provide prior written notice to the Owner if the Servicer is required by applicable law to take any legal actions with respect to the Mortgage Loan or REO Properties in the name of, or with reference to, the Owner.  Owner agrees to provide all the documentation, appropriately recorded, if applicable, necessary for Servicer to initiate legal actions in its own name.  Owner agrees to reimburse Servicer for any costs or expenses associated with assigning Mortgage Loans to Servicer or MERS as the case may be.

Notwithstanding anything to the contrary contained herein, (a) all actions must be approved by the Owner relating to any Mortgaged Property that is determined to be contaminated by hazardous or toxic substances or wastes and (b), in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Servicer shall cause the Mortgaged Property to be so inspected at the Owner’s expense.  Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

Notwithstanding anything to the contrary contained herein, after reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property; provided, that Servicer may determine in its sole discretion that it will not proceed with a foreclosure or acceptance of a deed in lieu of foreclosure with respect to a Mortgaged Property that has been determined to be contaminated by hazardous or toxic substances or wastes and with respect to which Servicer would be expected to take title in its own name.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof.  In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

With respect to any Mortgage Loan that is collateralized by a Mortgaged Property and the Servicer is not proceeding to liquidation as a result of environmental contamination, the Servicer shall be entitled to be reimbursed for its Servicing Advances from amounts in the Custodial Account pursuant to Section 2.05 hereof.

Section 2.03    Collection of Mortgage Loan Payments.

Following the date of this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable and shall take reasonable care in ascertaining and estimating Escrow Payments, to the extent applicable, and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the extent that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.  With respect to each Mortgage Loan, collection of payments hereunder shall be consistent with the standard collection practices relating to such type of Mortgage Loan.

Section 2.04    Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “Saxon Mortgage Services, Inc., in trust for Morgan Stanley Mortgage Capital Holdings LLC and/or subsequent Owners, and various Mortgagors, re: Fixed and Adjustable Rate Residential Mortgage Loans”.  The Custodial Account shall be established with a Qualified Depository acceptable to the Owner, it being acknowledged that any Qualified Depository that is an Affiliate of Servicer is hereby deemed acceptable to the Owner.  Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law and any amounts therein may be invested in Eligible Investments.  The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Servicer.  A copy of such certification or letter agreement shall be furnished to the Owner and, upon request, to any subsequent Owner.

The Servicer shall deposit in the Custodial Account generally within two (2) Business Days following receipt thereof, but in no event more than three (3) Business Days following receipt thereof and retain therein, the following collections received by the Servicer and payments made by the Servicer after the applicable Servicing Transfer Date, other than payments of principal and interest due on or before the related Servicing Transfer Date, or received by the Servicer prior to the related Servicing Transfer Date but allocable to a period subsequent thereto:

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

all payments on account of interest on the Mortgage;

all Liquidation Proceeds and any amount received with respect to REO Property;

all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in a suspense account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor);

all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

any amount required to be deposited in the Custodial Account pursuant to Section 2.09, 2.16, 2.23, 3.01, 3.04 or 4.02;

the amount of Compensating Interest which shall be made from the Servicer’s own funds, without reimbursement therefore;

any prepayment penalties received with respect to any Mortgage Loan;

an amount from the Buydown Account that when added to the Mortgagor’s payment will equal the full Monthly Payment due under the related Mortgage Note; and

any amounts required to be deposited by the Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, unless otherwise provided herein, payments in the nature of the Servicing Fee and Ancillary Income need not be deposited by the Servicer into the Custodial Account.  Any interest paid on funds deposited in the Custodial Account by the depository institution or any other non-interest benefits shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05 or retain such other benefits, as the case may be.

Section 2.05    Permitted Withdrawals From Custodial Account.

Subject to Section 3.01, the Servicer shall be entitled to withdraw funds from the Custodial Account for the following purposes:

to make payments to the Owner in the amounts and in the manner provided Section 3.01;

to pay to itself the Servicing Fee (to the extent the Servicer has not retained the Servicing Fee);

to reimburse itself for Monthly Advances of the Servicer’s funds made pursuant to Section 3.04, the Servicer’s right to reimburse itself pursuant to this subclause (iii) being limited to amounts received on the related Mortgage Loan (including without limitation, late recoveries of payments from the Mortgagor, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds with respect to such Mortgage Loan to the extent collected) which represent late payments of principal and/or interest respecting which any such Monthly Advance was made; it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner;

to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), any accrued but unpaid Servicing Fees and for unreimbursed advances of Servicer funds made pursuant to Section 2.15, the Servicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner;

following the liquidation of a Mortgage Loan, to reimburse itself from amounts unrelated to the Mortgage Loan for any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 2.05(iii);

to reimburse itself for any unreimbursed Nonrecoverable Advances made by the Servicer in accordance with this Agreement;

to invest funds in Eligible Investments in accordance with Section 2.09;

to withdraw funds deposited in error;

to pay itself any interest earned on funds deposited in the Custodial Account and to withdraw any Prepayment Interest Excesses (but only to the extent not required to offset Prepayment Interest Shortfalls and only to the extent such amounts are actually received by the Servicer);

to clear and terminate the Custodial Account upon the termination of this Agreement; and

to transfer amounts in the Custodial Account relating to the transfer of servicing of applicable Mortgage Loans to a subservicer or successor servicer.

Section 2.06    Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Saxon Mortgage Services, Inc., in trust for Morgan Stanley Mortgage Capital Holdings LLC and/or subsequent Owners, and various Mortgagors”.  The Escrow Account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07.  The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Servicer, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Servicer.  A copy of such certification shall be furnished to the Owner and, upon request, to any subsequent Owner.

The Servicer shall deposit in the Escrow Account or Accounts generally within two (2) Business Days following receipt thereof, but in no event more than three (3) Business Days following receipt thereof, and retain therein all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement.

The Servicer shall deposit in a segregated suspense account generally within two (2) Business Day following receipt thereof, but in no event no more than three (3) Business Days following receipt thereof, and retain therein all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The suspense account shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account or a suspense account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor.  To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07    Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.10 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

to withdraw funds deposited in error;

to clear and terminate the Escrow Account on the termination of this Agreement; and

to remit to Owner payments on account of Buydown Funds as applicable.

Section 2.08    Payment of Taxes, Insurance and Other Charges With Respect to First Lien Loans.

With respect to each First Lien Loan that provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

To the extent that any First Lien Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor.  With respect to each First Lien Loan, subject to Accepted Servicing Practices, the Servicer assumes full responsibility for the timely payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid penalties and interest and no later than to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien.  Notwithstanding the foregoing, if the Servicer determines that such Servicing Advance would be a Nonrecoverable Advance, the Servicer shall have no obligation to make such Servicing Advance.  If Servicer fails to make a Servicing Advance with respect to any payment prior to the date on which any late payment penalties or costs related to protecting the lien accrue, except in the case of a Nonrecoverable Advance, determined as such with the consent of the Owner, the Servicer shall pay any such penalties or costs which accrued after the date which was thirty (30) Business Days after the date on which the Servicer had knowledge that such payment had not been made by the Mortgagor.

Section 2.09    Protection of Accounts.

The Servicer may transfer the Custodial Account, Buydown Account or the Escrow Account to a different Qualified Depository from time to time.

The Servicer shall bear any expenses, losses or damages sustained by the Owner because the Custodial Account and/or Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account may at the option of the Servicer be invested in Eligible Investments.  Any such Eligible Investment shall mature no later than one day prior to the Remittance Date in each month; provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account, then such Eligible Investment may mature on the related Remittance Date.  Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Owner.  All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.

All suspense and clearing account in which funds relating to the Mortgage Loans are deposited shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.

Section 2.10    Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each First Lien Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer acceptable under the Fannie Mae Guides against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the Fannie

Mae Guides, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such First Lien Loan or (ii) the outstanding principal balance of the First Lien Loan plus, in the case of each Second from Loan, the outstanding principal of any mortgage loan senior to such Second Lien Loan, provided that such aggregate amount represents at least 80% of the insurable value of the Mortgaged Property.

If required by the National Flood Insurance Act of 1968, as amended, each First Lien Loan is, and shall continue to be, covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable under the Fannie Mae Guides in an amount representing coverage not less than the lesser of (i) the aggregate unpaid principal balance of the First Lien Loan, (ii) maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program), and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the National Flood Insurance Act of 1968, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

The Servicer shall cause to be maintained on each REO Property to be insured against risks, hazards and liabilities, in an amount with respect to hazards which is at least equal to the full replacement cost of the improvements which are a part of such REO Property and shall indemnify and hold harmless the Owner with respect to Liabilities in connection therewith in an amount of at least $1 million per occurrence and $2 million in the aggregate.

In the event that the Owner or the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Servicer and its successors and assigns as a mortgagee and loss payee and shall be endorsed with non contributory standard or New York mortgagee clauses which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under the Fannie Mae Guides and are licensed to do business in the jurisdiction in which the Mortgaged Property is located.  The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the Fannie Mae Guides, that they insure the property owner, and that they properly describe the property address.  The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in conformance with Servicer’s standard practices; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies (whether forced placed or other insurance policies) are in place with the required coverage and the Servicer shall be solely liable for any losses in the event coverage is not provided.

Pursuant to Section 2.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in a suspense account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the First Lien Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

With respect to each Second Lien Loan, the Servicer shall obtain and maintain the blanket hazard insurance policy described in Section 2.11.

In the event a hazard insurance policy or a flood insurance policy shall be in danger of being terminated, the Servicer shall notify the related Mortgagor that the related Mortgagor must obtain hazard insurance coverage or flood insurance coverage, and if such Mortgagor fails to obtain the required hazard insurance or flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required hazard insurance or flood insurance on such Mortgagor’s behalf, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify any successor Servicer and such Mortgagor, and such successor Servicer shall use its best efforts, as permitted by applicable law, to obtain from another Qualified Insurer a replacement hazard insurance policy or flood insurance policy substantially and materially similar in all respects to the original policy.

Section 2.11    Maintenance of Blanket Hazard Insurance Coverage.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor.  Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Owner.

Section 2.12    Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees.  Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The Servicer shall maintain minimum coverage amounts under any such Fidelity Bond and Errors and Omissions Insurance Policy acceptable to Fannie Mae and Freddie Mac.  Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy.

Section 2.13    Inspections.

The Servicer shall inspect the Mortgaged Property as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved; provided that, if any Mortgage Loan is more than 60 days delinquent, the Servicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices; provided further that if the Servicer determines that any Mortgage Property is vacant, the Servicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections every 25 to 35 days to assure itself that the value of the Mortgaged Property is being preserved in accordance with Accepted Servicing Practices.  The Servicer shall maintain appropriate records of each such inspection.

Section 2.14    Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

the Servicer shall verify that the Mortgage Loan is not in default; and

pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in a suspense account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 2.15    Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer on behalf of the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account in the same locality as the REO property is located.  The Servicer, at Owner’s expense, shall reasonably cooperate with the Owner’s request to transfer the management of any REO Property to a third party vendor. The Servicer shall attempt to sell the same (and may, with Owner’s consent, temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.  The Servicer shall notify the Owner from time to time as to the status of each REO Property.

The Servicer shall use its commercially reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in the amount required in Section 2.10 hereof.

The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Owner. No REO disposition shall be effected without the prior consent of the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances and unpaid Servicing Fees made pursuant to this Section 2.15, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account.  The Servicer shall cause to be deposited on a daily basis within three days of receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

Section 2.16    Permitted Withdrawals with Respect to REO Property.

The Servicer shall withdraw funds on deposit in the Custodial Account, to the extent such funds are related to each REO property, necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.  The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 2.17    Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 2.19, the Servicer shall furnish to the Owner on or before the 5th Business Day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the

Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Owner shall reasonably request.

Section 2.18    Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner on or before the 5th Business Day of each month following the month of liquidation a liquidation report with respect to such Mortgaged Property.

Section 2.19    Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.  The Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 2.20    Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Servicer shall promptly upon written request thereof, deliver to the Owner any applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.  If the Servicer fails to adjust, the Servicer shall deposit into the Custodial Account any interest lost.

Section 2.21    Maintenance of PMI Policy; Claims.

With respect to each Mortgage Loan with a loan-to-value ratio in excess of 80% for which a PMI Policy is both required and has been issued, the Servicer shall, to the extent permitted by the applicable Mortgage Loan Documents and Accepted Servicing Practices, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall cause the Mortgagor to pay the premium thereon on a timely basis, until the loan-to-value ratio of such Mortgage Loan is reduced to 80% or PMI can otherwise no longer be mandated pursuant to applicable law.  In the event that such PMI Policy shall be terminated, the Servicer shall attempt to obtain from another

Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy.  The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to this Agreement, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy.  If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Servicer shall take all such actions on behalf of the Owner as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy.  Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Owner to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Servicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of the Servicer, would have been covered thereunder.  The Servicer shall cooperate with the PMI insurers and shall furnish all reasonable evidence and information in the possession of the Servicer to which the Servicer has access with respect to the related Mortgage Loan. The Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 2.04, any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 2.05.

Section 2.22    Establishment of and Deposits to Buydown Account.

The Servicer shall segregate and hold all Buydown Funds collected and received pursuant to the Buydown Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Buydown Accounts, in the form of time deposit or demand accounts, titled “Saxon Mortgage Services, Inc., in trust for the Owner, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors.”  The Buydown Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder.  Upon request of the Owner and within ten (10) days thereof, the Servicer shall provide the Owner with written confirmation of the existence of such Buydown Account.  Funds deposited in the Buydown Account may be drawn on by the Servicer in accordance with this Section 2.22.

The Servicer shall, from time to time, withdraw funds from the Buydown Account for the following purposes:

on or prior to each Remittance Date, to deposit in the Custodial Account in the amounts and in the manner provided for in Section 2.04(viii);

to transfer funds to another Qualified Depository in accordance with Section 2.09 hereof;

to withdraw funds deposited in error; and

to clear and terminate the Buydown Account upon the termination of this Agreement.

Notwithstanding anything to the contrary in this Agreement, the Servicer may employ the Escrow Account as the Buydown Account to the extent that the Servicer can separately identify any Buydown Funds deposited therein.

If the Mortgagor on a Buydown Mortgage Loan defaults on such Buydown Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Servicer or the insurer under any related PMI Policy) the Servicer shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Owner all remaining Buydown Funds for such Buydown Mortgage Loan then remaining in the Buydown Account.  Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan.  If a Mortgagor on a Buydown Mortgage Loan prepays such Buydown Mortgage Loan in it entirety during the related Buydown Period, the Servicer shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement.  If a Principal Prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a Principal Prepayment of the entire unpaid principal balance of the related Buydown Mortgage Loan, the Servicer shall distribute to the Owner on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

Section 2.23    Adjustable Rate Mortgage Loans.

As to each Adjustable Rate Mortgage Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments on the related Adjustment Date, as applicable, in strict compliance with the terms of the related Mortgage and Mortgage Note and applicable requirements.  The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change.   The Servicer shall validate prior adjustments with respect to an Adjustable Rate Mortgage Loan within 30 days of such Mortgage Loan being serviced under this Agreement.

The Servicer shall execute and deliver all appropriate notices required by the terms of the related Mortgage and Mortgage Note and all applicable laws regarding such Mortgage Interest Rate adjustments and Monthly Payment adjustments.  Upon request by the Owner, the Servicer shall deliver to the Owner, within five Business Days, or as reasonably agreed by the Owner upon request of Servicer, copies of such adjustment notifications, and shall describe with particularity the values and methods used to calculate and implement such adjustments.

If Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, the Servicer shall (a) deposit in the Custodial Account out of its own funds any amounts necessary to satisfy any shortage in the Mortgagor’s Monthly Payment for so long as such shortage continues, or (b) reimburse the Mortgagor out of its own funds any amounts necessary to satisfy any overage in the Mortgagor’s Monthly Payment for so long as such overage lasted.

In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index in accordance with the terms of such Mortgage Note and provide written notice to the Owner of such alternative index, and such alternative index shall thereafter be the Index for such Mortgage Loan unless the Servicer is otherwise directed by the Owner to select a specified index in accordance with the terms of the Mortgage Note.  The Servicer shall use any alternative index as specified by the Owner so long as such index is in accordance with the terms of the Mortgage Note.

Section 2.24            Subordination Requests.

With respect to any Second Lien Loan, the Servicer shall submit to the Owner, within three Business Days of receipt by the Servicer, all proposed subordination agreements with respect to related Mortgagor’s refinancing first lien loan.  The Servicer shall not enter into any such subordination agreement without the prior written consent of the Owner.  The Owner shall, within five Business Days of its receipt of a proposed subordination agreement, (a) execute and deliver a proposed subordination agreement, or (b) return the proposed subordination agreement unsigned with written instructions to the Servicer.

Section 2.25    Fair Credit Reporting Act.

The Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Servicer (three of the credit repositories), on a monthly basis.

Section 2.26    Expenses; Litigation.

Except as otherwise expressly set forth in this Agreement, Servicer shall be solely responsible for the direct and indirect internal and administrative costs associated with its obligations as Servicer of the Mortgage Loans hereunder, said costs to include but not be limited to: personnel, facilities; supplies; mailing and computer system expenses, regardless of whether Servicer elects to contract with third party vendors to perform all or any portion of such internal and administrative functions.

Except as otherwise provided in this Section 2.26, any Litigation related solely to a single Mortgage Loan (other than Litigation between or among the Owner or any of its Affiliates, on the one hand, and Servicer and any of its Affiliates, on the other hand) shall be managed by the Servicer or its counsel on behalf of the Owner, including foreclosure, evictions, quiet title and bankruptcy filings, at the Servicer’s expense with respect to administration of such Litigation (excluding third-party costs for which the Owner shall remain responsible), unless the Owner shall elect otherwise with respect to any particular Litigation(s), in which case the Owner shall manage and administer such Litigation(s) on behalf of the Owner or any of its Affiliates.  The Servicer shall not manage (on behalf of the Owner or any of its Affiliates) any class action claim in which the Owner or any of its Affiliates is a defendant or any Litigation based upon a claim brought by the Owner unless the Owner shall elect otherwise with respect to any particular Litigation(s), in which case the Servicer shall manage and administer such Litigation(s) on behalf of the Owner or any of its Affiliates.  The Servicer shall not, without the prior written consent of the Owner, settle or compromise any claim against the Owner arising out of or relating to any such Litigation, other than any such settlement involving solely the payment of money damages not to exceed $5,000.00 in any one instance.  The Servicer shall cooperate in obtaining or making available information or documents respecting Mortgage Loans involved in Litigation as may be reasonably required by the Owner or its counsel.

Section 2.27   Contingency and Disaster Recovery Plan.

The Servicer shall maintain policies and procedures related to contingency plans, disaster recovery plans and risk controls to ensure the Servicer’s continued performance under this Agreement which plans, at a minimum, shall conform to the standards set by the Federal Financial Institutions Examination Council.  Such policies and procedures shall include, but not be limited to, testing with respect to reasonable assurance of effectiveness of its computer systems and related software, and control functions with respect to accountability elements and corrective actions to be immediately implemented, if necessary.  The Servicer agrees to provide copies of such policies and procedures to the Owner upon the execution of this Agreement and thereafter, each anniversary of the date of this agreement (or earlier if such policies and procedures are modified) and upon request of the Owner.

ARTICLE III

PAYMENTS TO OWNER

Section 3.01       Remittances.

On each Remittance Date, without set off except as explicitly set forth herein, the Servicer shall remit by wire transfer of immediately available funds to the Owner (a) all amounts deposited in the Custodial Account for the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05 other than to pay the Owner)

and excluding all amounts attributable to Buydown Funds relating to a future Due Period being held in the Custodial Account; plus (b) all amounts if any, which the Servicer is obligated to remit pursuant to Section 3.04; minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 2.04(viii) and; minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the applicable Remittance Date.

With respect to any funds deposited in the Custodial Account after the Business Day following the Business Day on which such deposit was required to be made, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the Business Day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 3.02       Statements to Owner.

Not later than the 10th day (or if such day is not a Business Day, the immediately preceding Business Day) of the calendar month in which the related Remittance Date occurs), the Servicer shall furnish to the Owner a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1 annexed hereto in electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.

In addition, on or before March 15th of each calendar year, commencing in 2008, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time and which is reasonably available to the Servicer.

Section 3.03       Advances by Servicer.

Except as otherwise provided herein, the Servicer shall be entitled to first priority reimbursement pursuant to Section 2.05 hereof for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 3.04       Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Interest Rate minus the applicable Servicing Fee) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent on the Business Day immediately preceding such Remittance Date or which were deferred pursuant to Section 4.01.  Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Owner required to be made on such Remittance Date.  The Servicer shall keep appropriate records of such amounts.  The Servicer’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, that the Servicer shall not be obligated to make Monthly Advances which the Servicer determines to be Nonrecoverable Advances.  The Servicer shall not be obligated to advance shortfalls of interest resulting from the application of the Servicemembers’ Civil Relief Act or any similar state laws.

ARTICLE IV
GENERAL SERVICING PROCEDURES

Section 4.01       Transfers of Mortgaged Property.

The Servicer shall be required to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guarantee insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement, such fee will be retained by the Servicer as additional servicing compensation.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall follow Accepted Servicing Practices including but not limited to Servicer conducting a review of the credit and financial capacity of the individual receiving the property, and may approve the assumption if it believes the recipient is capable of assuming the mortgage obligations.  If the credit of the proposed transferee does not satisfy the relevant underwriting criteria and the transfer of ownership actually occurs, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02       Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Owner in accordance with this Section 4.02 hereof.  The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law; provided that the Owner has provided, or caused to be provided, all necessary documents requested by the Servicer.

From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Servicer shall submit a request for release of documents and provide a receipt to the Custodian for the originals of any documents set forth in such request for release.  The Servicer shall forward a copy of any such request for release to the Owner.  The Servicer shall return any document released by the Custodian pursuant to the request for release.

All original documents released to Servicer pursuant to this Section 4.02 shall be held by Servicer in trust for the benefit of the Owner.  The Servicer shall return to the Custodian the original documents they received from the Custodian when the Servicer’s need therefore in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated.  In such a case, upon receipt of an additional request for release certifying such liquidation from the Servicer to the Custodian, the Servicer’s request for release submitted pursuant to the first sentence of this Section 4.02 shall be released by the Custodian to the Servicer, with a copy to the Owner.

If the Servicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (or such lesser amount in connection with a discounted payoff accepted by the Servicer with respect to a defaulted Mortgage Loan) or should the Servicer otherwise prejudice any rights the Owner may have under the mortgage instruments, if Servicer is unable to reasonably demonstrate that it will be able to cause the amount of the unpaid indebtedness to be reinstated and secured under the related Mortgage, or if the Mortgagor becomes thirty (30) or more days delinquent following such erroneous release, regardless of Servicer’s ability to obtain reinstatement, upon the Servicer’s receiving knowledge of such an event or upon written demand of the Owner, whichever is earlier, the Servicer shall deposit the amount of any shortfall thereof in the Custodial Account within 5 Business Days of receipt of such demand by the Owner.  The Servicer shall be entitled to retain any reimbursement received from a Mortgagor in connection with such shortfall in the event the Servicer has previously reimbursed the Owner for such.  The Servicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.12 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 4.03       Servicing Compensation.

As consideration for servicing the Mortgage Loans pursuant to this Agreement, the Servicer shall be entitled to retain the applicable Servicing Fee from payments on the Mortgage Loans or to withdraw the applicable Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof.  The obligation of the Owner to pay, and the Servicer’s right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 2.05. The Servicer shall be entitled to all accrued and unpaid Servicing Fees upon the termination of its servicing of the related Mortgage Loans.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04       Annual Statement as to Compliance.

The Servicer shall deliver to the Owner, on or before March 15th of each calendar year, commencing in 2008, and on the final Servicing Transfer Date, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

Section 4.05       Annual Independent Public Accountants’ Servicing Report.

On or before March 15th of each calendar year, commencing in 2008, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate), and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

Section 4.06       Right to Examine Servicer Records.

The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during normal business hours or as otherwise acceptable to the Servicer, upon reasonable advance notice.  The Servicer hereby agrees that it shall reasonably cooperate in any such examination and oversight, including without limitation, granting access to any and all of the Servicer’s books, records, personnel and servicing operations or other information, including without limitation, electronic data its storage, the Servicer’s disaster recovery and business continuity plans and testing results, and any audit reports (including SAS 70 II audit reports) relating to its operations.

Section 4.07       Compliance with Gramm-Leach-Bliley Act of 1999 and other Privacy Requirement.

With respect to each Mortgage Loan and the related Mortgagor, the Servicer shall as required comply with (i) Title V of the Gramm-Leach-Bliley Act of 1999, as amended; (ii) the applicable federal regulations implementing such act and codified at 12 C.F.R. Parts 40, 216, 332, 573, and/or 16 C.F.R. Part 313; (iii) Interagency Guidelines Establishing Standards For Safeguarding Borrower Information published in final form on February 1, 2001 to establish and maintain an information Security Program; and (iv) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of information from Mortgagor, including the federal Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and similar state laws.

Section 4.08       Losses and Expenses.

Owner shall reimburse Servicer for the following reimbursable expenses (“Reimbursable Expenses”):  expenses incurred in connection with the performance by Servicer at the request of Owner of any activity that is not specifically required to be performed by Servicer under this Agreement and is not reasonably ancillary to any specific requirements of Owner under this Agreement.  Except as otherwise expressly provided in this Agreement, each Party shall pay its own expenses incurred in connection with the preparation of and performance under this Agreement, including, without limitation, its own legal fees and expenses of preparing and delivering the notices, documents, reports, accountings and any other information required of it hereunder.

(1)           If applicable, Owner shall be solely responsible for all guaranty fees, credit enhancement fees, custodial fees (and related shipping costs), and trustee fees.

Except as otherwise expressly set forth in this Agreement, Servicer shall be solely responsible for the direct and indirect internal and administrative costs associated with its obligations as subservicer of the Mortgage Loans hereunder, said costs to include but not be limited to: personnel, facilities; supplies; mailing and electronic data processing) system expenses, regardless of whether Servicer elects to contract with third party vendors to perform all or any portion of such internal and administrative functions.  Servicer shall pay interest due to Mortgagors on amounts held in tax and insurance escrow accounts in accordance with Accepted Servicing Practices.

The Owner shall reimburse the Servicer for any costs or expenses incurred to transfer tax service contracts and flood service contracts or to obtain contracts that are not existing or transferable to the Servicer.

ARTICLE V
SERVICER TO COOPERATE

Section 5.01       Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Owner all reports required hereunder, and such other periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonably requested by the Owner or the purposes of this Agreement to the extent such reports or information are readily accessible to the Servicer without undue expense.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.02       Financial Statements; Servicing Facilities.

In connection with marketing the Mortgage Loans or a proposed Reconstitution, the Owner may make available to a prospective purchaser audited financial statements of the consolidated group that includes the Servicer for the most recently completed five fiscal years for which such statements are available, servicing portfolio information and a Consolidated

Statement of Condition at the end of the last two fiscal years covered by any Consolidated Statement of Operations; provided that this requirement shall not apply for any year in which Servicer’s financial statements are consolidated into those of a corporation subject to the periodic reporting requirements of the Securities Act of 1934.  The Servicer also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the corporate group that includes the Servicer (and are available upon request to members or stockholders of the corporate group that includes the Servicer or to the public at large).  The Servicer shall furnish promptly to the Owner or a prospective purchaser copies of the statements or information specified above.

The Servicer shall make available to the Owner or any prospective Owner a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the corporate group that includes the Servicer, and to permit any prospective purchaser to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VI

TERMINATION

Section 6.01       Termination.

This Agreement shall continue in full force and effect for an original term (the “Original Term”) of five (5) years, commencing on the date hereof and ending on June 30, 2012, unless sooner terminated either by mutual agreement or otherwise in accordance with this Agreement.  The term of this Agreement automatically shall be extended for successive one (1) year terms (each an “Extension Term”) unless either Party delivers written notice of intent not to extend to the other Party not less than ninety (90) days before the end of (a) the Original Term or (b) any Extension Term.

The Owner may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause. The Owner shall use its best efforts to provide written notice of such termination to the Servicer by registered mail at least thirty (30) days prior to the effective date of termination; provided that in no event shall the Owner provide such notice less than twenty (20) days prior to the effective date of such termination.  In the event the Owner terminates the Servicer without cause with respect to some or all of the Mortgage Loans, the Owner shall be required to pay to the Servicer all related costs and expenses of transfer (including, but not limited to, costs and expenses associated with (i) preparing, delivering and/or recording assignments, or (ii) effecting beneficiary name changes on Mortgage Loans registered with MERS, each as applicable) and amounts due under Section 6.02(b).

Servicer may terminate, at its sole option, the Agreement with respect to some or all of the Mortgage Loans or REO Property, without cause.  Such termination shall not be become effective until the earlier of:  (i) 120 days after the date on which notice of termination is provided by the Servicer in writing and delivered to the Owner by registered mail, or (ii) a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02.  In the event the Servicer terminates the Agreement without cause with respect to some or all of the Mortgage Loans, the Servicer shall pay all its costs and expenses of transfer; provided, however, that the Servicer shall be entitled to reimbursement of amounts due under Section 6.02(b) hereof.

Servicer may terminate this Agreement upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 6.02.

Section 6.02       Transfer Procedures.

In the event the Servicer is replaced pursuant to the terms of this Agreement, the Servicer agrees to cooperate reasonably with the Owner and with any party designated as the successor servicer or subservicer in transferring the servicing to such successor servicer.  In addition, the Servicer shall be responsible for notifying the related mortgagors of any transfer of servicing in accordance with the requirements of RESPA and the Cranston Gonzalez National Affordable Housing Act of 1990, as amended.  On or before the date upon which servicing is transferred from the Servicer to any successor servicer with respect to any group of Mortgage Loans (each, a “Transfer Out Date”), the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Documents in the possession of the Servicer which are necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the related Mortgage Loans and related documents.  The Servicer shall reasonably cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including but not limited to the following:

Notice to Mortgagors. The Servicer shall mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the Servicing of the related Mortgage Loan to the successor servicer in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the successor servicer.  The Servicer shall provide the Owner with electronic data information of a sample of notices no later than the related Transfer Out Date.

Notice to Taxing Authorities and Insurance Companies.  The Servicer shall transmit to the applicable insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the successor servicer, and instructions to deliver all notices and insurance statements, as the case may be, to the successor servicer from and after the related Transfer Out Date. The Servicer shall provide the successor servicer with copies of all such notices within five (5) Business Days of the related Transfer Out Date.

Delivery of Servicing Records.  The Servicer shall forward to the successor servicer, all servicing records in the Servicer’s possession relating to each Mortgage Loan.  Such delivery of hard copies of borrower history is an out-of-pocket expense and will be paid by the Owner.

Escrow Payments and Buydown Accounts.  The Servicer shall provide the successor servicer, with immediately available funds by wire transfer in the amount of the Escrow Account balance and the Buydown Account balance and suspense balances and all loss draft balances associated with the related Mortgage Loan.  The Servicer shall provide the successor servicer, with an accounting statement in electronic format mutually acceptable to Owner and Servicer of Escrow Payments and Buydown Funds and suspense balances and loss draft balances sufficient to enable the Owner to reconcile the amount of such payment with the accounts of the Mortgage Loans.  Additionally, the Servicer shall wire transfer to the Owner the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Servicer.

Payoffs and Assumptions. The Servicer shall provide to the successor servicer electronic data information regarding all assumption statements and payoff statements generated by the Servicer on the Mortgage Loans from the related Cut-off Date to the related Transfer Out Date.

Mortgage Payments Received Prior to Related Transfer Out Date. Prior to the related Transfer Out Date, all payments theretofore received by the Servicer on each Mortgage Loan shall be properly applied by the Servicer to the account of the particular Mortgagor.

Mortgage Payments Received After Related Transfer Out Date.  The amount of any related Monthly Payments received by the Servicer after the related Transfer Out Date shall be forwarded to the successor servicer by overnight mail within three business days of the date of receipt by Servicer’s sales and acquisitions department.  The Servicer shall notify the Owner of the particulars of the payment, which notification requirement shall be satisfied if the Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the successor servicer.  The Servicer shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Servicer after the related Transfer Out Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, that for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall mean endorsement of a Monthly Payment to the successor servicer with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Servicer shall comply with the foregoing requirements with respect to all Monthly Payments received by the Servicer after the related Transfer Out Date; provided, that the Servicer shall not be liable for any use of such Monthly Payments by the successor servicer if (i) the Servicer has met the sufficient payment information requirement above and (ii) Monthly Payment has been forwarded to the successor servicer as set forth above.

Misapplied Payments. Misapplied payments shall be processed as follows:

All parties shall cooperate in correcting misapplication errors;

The party receiving notice of a misapplied payment occurring prior to the related Transfer Out Date and discovered after the related Transfer Out Date shall immediately notify the other party in writing; and

If a proven misapplied payment which occurred prior to the related Transfer Out Date cannot be identified and said misapplied payment has resulted in a shortage in a Collection Account or Escrow Account, the Servicer shall be liable for the amount of such shortage. The Servicer shall reimburse the successor servicer for the amount of such shortage within thirty (30) days upon receipt of written demand therefor from the successor servicer;

Books and Records.  On the related Transfer Out Date, the books, records and accounts of the Servicer with respect to the related Mortgage Loans shall be maintained by the Servicer in accordance with all applicable Accepted Servicing Practices.

Reconciliation. The Servicer shall, on or before the related Transfer Out Date, reconcile principal balances and make any monetary adjustments necessary to complete the reconciliation.  Any such monetary adjustments will be transferred between the Servicer and the successor servicer as appropriate.

IRS Forms. The Servicer shall prepare and file all IRS forms 1098, 1099 and other applicable forms and reports which are required to be filed hereunder with respect to the period prior to the related Transfer Out Date.  The Servicer shall provide copies of such forms (as reasonably available to the Servicer) to the Owner upon request and shall reimburse the Owner for any costs or penalties incurred by the Owner due to the Servicer’s failure to comply with this paragraph. The Servicer shall not be responsible for the preparation or filing of any such reports with respect to any period commencing on or after the related Transfer Out Date.

On the related Transfer Out Date, the Servicer shall comply with all of the provisions of this Agreement to affect a complete transfer of the servicing with respect to the related Mortgage Loans.  Except as otherwise provided in this Agreement, on the related Transfer Out Date for each related Mortgage Loan, this Agreement, except for Articles VI,VIII, IXandX  and Sections 13.01, 13.05, 13.11, 13.14 and 13.15 which shall survive the related Transfer Out Date, shall terminate with respect to such Mortgage Loan.

Mortgage Loans in Foreclosure.  The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Out Date shall not be transferred from the Servicer to the Owner or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Servicer pursuant to the terms of this Agreement.  However, if the Owner so elects, the Owner may waive the provisions of this paragraph (a) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Servicer thereunder.

Servicing Advances and Monthly Advances.  The Servicer shall be entitled to be reimbursed for all unreimbursed Servicing Advances and Monthly Advances and any other advances made by the Servicer pursuant to this Agreement with respect to any Mortgage Loan on the related Transfer Out Date.  In addition, the Owner shall cause the Servicer to be reimbursed for any accrued and unpaid Servicing Fees and for any trailing expenses representing Servicing Advances or Monthly Advances for which invoices are received by the Servicer after the Transfer Out Date; provided, that the Owner shall not be liable for any amounts pursuant to this paragraph unless the Servicer has requested reimbursement and delivered appropriate evidence of such reimbursable expense.

ARTICLE VII

BOOKS AND RECORDS

Section 7.01       Possession of Servicing Files Prior to the Related Servicing Transfer Date.

Prior to the related Transfer Out Date, the contents of each related Servicing File are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof.  The Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Owner.  The possession of the Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Owner; provided that Servicer may keep copies of any records it deems necessary for compliance with any state or federal record retention requirements or as it deems advisable for use in defending any litigation, action or claim.  The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans pursuant to this Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Owner.  In particular, the Servicer shall maintain in its possession, available for inspection by the Owner or its designee, and shall deliver to the Owner or its designee upon demand, evidence of compliance with this Agreement, with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.13.  To the extent that original documents (other than documents evidencing the Mortgage Loans) are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  With respect to any assignment or transfer made by the Owner pursuant to Section 8.05 of this Agreement, upon receipt of notice of such assignment or transfer, the Servicer shall cause its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred arising following the date of such sale or transfer.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan.

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01       Indemnification.

The Servicer shall defend and indemnify the Owner, any successor servicer, its employees, officers, Affiliates, agents and representatives against any and all assessments, judgments, claims (brought by any Person including, without limitation, any third parties, including any governmental authorities), liabilities, losses, costs, damages or expenses whatsoever (including, without limitation, interest penalties and reasonable attorneys’ fees, expenses and disbursements in connection with any action, suit or proceeding and any such reasonable attorneys’ fees, expenses and disbursements incurred in enforcing any right of indemnification against any indemnitor) (each a “Liability”), sustained by Owner or any of the Persons or entities referenced above resulting from or related to the failure of the Servicer to perform its duties under this Agreement or the Servicer’s breach of the terms of this Agreement, including any of the Servicer’s representations, warranties, or covenants contained in this Agreement or resulting from the Servicer’s willful misfeasance, bad faith or negligence.

The Owner shall indemnify and hold harmless from and shall reimburse the Servicer for any losses, damages, deficiencies, claims, causes of action or expenses of any nature (including, but not limited to reasonable attorneys’ fees) incurred by the Servicer which arise out of or result from the Owner’s gross negligence or failure to perform any of its obligations under this Agreement.

The Owner shall defend and indemnify the Servicer, its employees, officers, affiliates, agents and representatives (the “Servicer Indemnified Parties”), against any and all Liability that the Servicer Indemnified Parties may sustain which are caused by or result from (directly or indirectly, in whole or in part):

(1) the Servicer taking any action, or refraining from taking any action, with respect to any Mortgage Loan or REO Property at or in conformity with the express written direction of the Owner or this Agreement or (B) the Servicer taking and initiating any legal actions with respect to any Mortgage Loans and REO Properties or taking title to any REO Properties on behalf of the Owner, in the name of the Servicer or an Affiliate thereof (in each case, unless such action or omission is taken with a standard of care in contravention of any standard of care required under the Agreement and such contravention is the proximate cause of the claim or action);

the refusal of the Owner or any trustee or custodian in possession of original Mortgage Loan Documents to provide to the Servicer the originals of any Mortgage Loan Documents within a reasonable amount of time after a request for such documents has been received in order to allow the Servicer sufficient time to process satisfactions, payoffs, and releases;

any act or omission to act of any servicer, sub-servicer, owner or originator of a Mortgage Loan or Mortgaged Property (or any other Person) prior to or in conjunction with servicing transfer on the Servicing Transfer Date, including, without limitation, any data integrity issue (and any related costs of correcting such issues); provided, however, that the Owner shall have no liability hereunder for any act or omission relating to a servicing transfer as to which the Owner has not received written notice of a claim for indemnification within 60 days after the Servicing Transfer Date; and provided, further, should the Servicer have actual knowledge of any data integrity error which is likely to materially affect any Mortgage Loan, the Servicer, in consultation with the Owner and at the Owner’s expense, will take reasonable efforts to correct such error;

the violation of a Mortgage Loan under the Home Ownership and Equity Protection Act of 1994 or under any other applicable state, federal or local law;

any Environmental Liability.

The term “Environmental Liability” shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by the Servicer or Owner arising out of or resulting from the introduction of environmentally hazardous materials on any Mortgaged Property before and/or after the date of the Servicer’s knowledge thereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Mortgaged Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability caused by the Servicer that would otherwise be imposed by reason of the Servicer’s willful misfeasance or bad faith in the performance of or failure to perform its duties hereunder.

Section 8.02       Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such Person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and costs of such action.

Notwithstanding Section 8.01, the Servicer shall not be required to indemnify, or otherwise be liable to, the Owner or those referenced above for any Liability which the Owner is required to indemnify for pursuant to Section 8.01(c) above.

Section 8.03       Limitation on Assignment and Resignation by Servicer.

The Owner has entered into this Agreement with the Servicer and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall not (a) assign this Agreement or the servicing hereunder or delegate its rights hereunder or any portion hereof without the prior written consent of the Owner, which consent shall not be unreasonably withheld; or (b) sell or otherwise dispose of all or substantially all of its property or assets without providing at least 90 days written notice to the Owner.

Notwithstanding the foregoing, the Servicer may, without the consent of the Owner, retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

Without in any way limiting the generality of this Section 8.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without the prior written consent of the Owner (other than to an Affiliate as permitted by this Section 8.03) or sell or otherwise dispose of all or substantially all of its property or assets without providing 90 days written notice to the Owner, then the Owner shall have the right to terminate this Agreement upon notice given as set forth in Section 6.01 hereof, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Notwithstanding any provision in this Agreement to the contrary, the Servicer may at any time upon notice to the Owner, or trustee in the case of a Reconstitution, and without the consent of any party, solely in connection with a financing or other facility (any such arrangement, an “Advance Facility”), assign as collateral security or pledge to another Person all its rights, title and interest under this Agreement to the Servicing Rights and its rights to reimbursement of Servicing Advances.

Except as provided for in Section 6.01 of this Agreement, the Servicer shall not resign from the obligations and duties hereby imposed on it.

Section 8.04       Operation of Indemnities.

If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon.  The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Mortgage Loan, or the transfer or assignment by the Owner to another Person of any Mortgage Loan or REO Property or any interest in any Mortgage Loan or REO Property.

Section 8.05       Assignment by Owner.

The Owner shall have the right, without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement.

Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans and the Owner as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption (except that ArticlesVI, VIII, IXandX and Sections 13.01, 13.05, 13.11, 13.14and13.15 shall survive such transfer).  All references to the Owner in this Agreement shall be deemed to include its permitted assignee or designee.

Section 8.06       Merger or Consolidation of the Servicer.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

As of the date of this Agreement, the Owner warrants and represents to, and covenants and agrees with, the Servicer as follows:

Section 9.01       Organization and Good Standing; Licensing.

The Owner is a New York limited liability company duly organized and validly existing and has the power and authority to own its assets and to transact the business in which it is currently engaged.

Section 9.02       Authorization; Binding Obligations.

The Owner has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

Section 9.03       No Consent Required.

The Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Owner to perform all obligations hereunder.

Section 9.04       No Violations.

The execution, delivery and performance of this Agreement by the Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Owner, except for violations that will not adversely affect the Owner’s ability to perform its obligations under this Agreement or the certificate of incorporation of the Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Owner is a party or by which the Owner may be bound.

Section 9.05       Litigation.

No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Owner threatened, against the Owner or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

Section 9.06       Ownership.

With respect to each Mortgage Loan, Owner is the owner of all right, title, and interest in and to the Mortgage Loan (and the Servicing Rights appurtenant thereto).  Each Mortgage Loan is a valid obligation of the applicable Mortgagor; and no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994.

Section 9.07       Accuracy.

To the Owner’s knowledge, the information provided in the Mortgage Loan Schedule is, in the aggregate, true and correct in all material respects as of the Servicing Transfer Date.

ARTICLE X
REPRESENTATIONS AND WARRANTIES OF SERVICER

As of the date of this Agreement and as of each Servicing Transfer Date, the Servicer warrants and represents to, and covenants and agrees with, the Owner as follows:

Section 10.01       Due Organization and Authority.

The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement.  The Servicer has the power and authority to make, execute, deliver and perform this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

Section 10.02       Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

Section 10.03       No Violation.

The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer, except for violations that will not adversely affect the Servicer’s ability to perform its obligations under this Agreement or the certificate of incorporation of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

Section 10.04       Ability to Service.

The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

The Servicer is an approved servicer for Fannie Mae/Freddie Mac and HUD.  No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae eligibility requirements or which would require notification to Fannie Mae/Freddie Mac.

The Servicer is a member of MERS, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Section 10.05       Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

Section 10.06       Litigation.

No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of the Servicer threatened, against the Servicer or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

Section 10.07       No Consent Required.

The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of the Servicer to perform all obligations hereunder.

Section 10.08       No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

Section 10.09       Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services.

Section 10.10       Accepted Servicing Practices.

The collection and servicing practices used by the Servicer have been in all material respects legal and in accordance with the Mortgage Loan Documents and Accepted Servicing Practices.  With respect to escrow deposits and payments that the Servicer collects, all such payments are in the possession of, or under the control of, the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected and are being maintained in full compliance with applicable state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

ARTICLE XI

DEFAULT

Section 11.01       Events of Default.

The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which notice of such failure is given to the Servicer, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days other than with respect to any reporting requirements hereunder, which such period shall be five (5) days (including without limitation pursuant to Sections 4.04 and 4.05 and the last paragraph of Section 13.14), after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner (the date of delivery of such notice, the “Notice Date”) or the date on which the Servicer becomes aware of such failure, whichever is earlier; provided, however, that in the case of a failure that cannot be cured within thirty (30) days after the Notice Date, the cure period may be extended if the Servicer can demonstrate to the reasonable satisfaction of the Owner that the failure can be cured and the Servicer is diligently pursuing remedial action; or

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days; or

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremedied for a period of thirty (30) days after receiving actual notice of such failure and such failure has a material and adverse effect on the Servicer’s ability to perform its obligations under the Agreement; or

the Servicer ceases to meet the qualifications of either a Fannie Mae or Freddie Mac servicer or of HUD, which status continues uncured for a period of thirty (30) days;

other than as provided in Section 8.03 herein, the Servicer assigns its rights to Servicing Compensation hereunder or the Servicer sells or otherwise dispose of all or substantially all of its property or assets or assigns this Agreement or the servicing responsibilities hereunder or delegates its duties hereunder or any portion thereof; or

the Servicer fails to maintain servicer ratings of at least “Average” from Standard & Poor’s and “RPS2-“ from Fitch.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate without compensation all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.02.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense.  The Servicer agrees to cooperate reasonably with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account, the Buydown Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02       Waiver of Defaults.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XII

CLOSING

Section 12.01       Closing Documents.

The Closing Documents for the Mortgage Loans to be serviced hereunder shall consist of fully executed originals of the following documents:

this Agreement (to be executed and delivered only as of the date of this Agreement);

with respect to the date hereof a custodial account letter agreement or a custodial account certification, as applicable, as required hereunder, in the form of either Exhibit 2 or Exhibit 3 hereto;

with respect to the date hereof an escrow account letter agreement or an escrow account certification, as applicable, as required hereunder, in the form of either Exhibit 4 or Exhibit 5 hereto; and

with respect to the date hereof an officer’s certificate, in the form of Exhibit 6 hereto, with respect to the Servicer, including all attachments thereto; with respect to subsequent dates, an officer’s certificate upon request of the Owner.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01       Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

If to Owner to:

Morgan Stanley Mortgage Capital Holdings LLC
1221 Avenue of the Americas, 27th Floor
New York, New York  10020
Attention:  Peter Woroniecki - Whole Loan Operations Manager
Fax:  212-507-3565
Email: peter.woroniecki@morganstanley.com

With a Copy to:

Jeff Williams
Morgan Stanley
5002 T-Rex Avenue, Ste. 300
Boca Raton, Florida 33434
Telecopier No:  (212) 507-2967

If to Servicer:

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137
Attention:  Stella F. Hess, Executive Vice President
Fax:  (817) 665-7809

with a copy to:

Saxon Mortgage Services, Inc.
4860 Cox Road, Suite 300
Glen Allen, Virginia 23060
Attention: Legal Department
Fax: (804) 967-7862

Section 13.02       Waivers.

The Servicer or the Owner may, by written notice to the others:

Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder;  or

Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 13.03       Entire Agreement; Amendment.

This Agreement, including all documents and exhibits incorporated by reference herein, constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans.  This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 13.04       Execution; Binding Effect.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Sections 8.03and8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective permitted successors and assigns.

Section 13.05       Confidentiality of Information.

The Servicer and the Owner each agree that any information and documents that are furnished for the purposes of performing under this Agreement or that are produced or are otherwise furnished to or come to the attention of either party are proprietary and shall be used only for the purposes of this Agreement.  This information includes the terms of this Agreement, technical specifications and operating manuals, services and information concerning current, future, or proposed products and services and combinations of products and services; product and services descriptions; financial information; information related to mergers or acquisitions; passwords and security procedures; computer programs, loan servicing systems, software, and software documentation; customer and/or prospective client lists , mortgage loan files, and all other information relating in any way to the customer and/or prospective client; printouts; records; policies, practices and procedures; and any or all other information, data or materials relating to the business, trade secrets and technology of either party, its customers, clients, employees, business affairs, affiliates, subsidiaries and the affiliates of its parent organization (all of the foregoing collectively referred to as “Confidential Information”).

Each party shall maintain the Confidential Information of the other in confidence using the same care and discretion to avoid disclosure of Confidential Information as it uses to protect its own confidential information that it does not want disclosed, but in no event less than a reasonable standard of care.  Each party further agrees to (a) restrict disclosure of Confidential Information of the disclosing party solely to persons who need to know the Confidential Information to perform under this Agreement, (b) not to disclose any Confidential Information to any third party or copy Confidential Information without written approval of the disclosing party, and (c) inform those third parties and other persons who receive Confidential Information of its confidential nature and obtain their agreement to abide by the obligations set forth herein.

The obligations imposed under this Agreement shall not apply to Confidential Information that is (a) made public by the party whose Confidential Information is disclosed, (b) generally available to the public other than by a breach of this Agreement by the receiving party, its employees or agents, or (c) rightfully received from a third person having the legal right to disclose the Confidential Information free of any obligation of confidence, nor shall the section be deemed to prohibit any disclosure by a party that is necessary or appropriate in such party’s work with legal counsel, accountants, auditor or as required by applicable law or regulation.  In the event that the receiving party, or any of such party’s agents or employees, becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil or criminal investigative demand or similar process) to disclose any Confidential Information of the disclosing party, such receiving party shall provide prompt prior notice to the disclosing party so that it may seek a protective order or other appropriate remedy.  In the event that such protective order or other remedy is not obtained, or that the disclosing party waives compliance with the provisions of this section the receiving party will furnish only that portion of the Confidential Information which in the judgment of its counsel is legally required and will exercise reasonable efforts to obtain assurances that confidential treatment will be accorded the Confidential Information.

Each party acknowledges and agrees that any breach or threatened breach of any of the provisions of this section by the other party will result in immediate and irreparable harm and that any remedies at law in such event will be inadequate.  The parties agree that such breaches, whether threatened or actual, will give the disclosing party the right to obtain injunctive relief to restrain such disclosure or use.  This right shall, however, be in addition to and not in lieu of any other remedies at law or in equity.

Upon termination of the Agreement, all copies of the Confidential Information will either be destroyed or returned to the disclosing party immediately upon such party’s request.  Each party agrees that it will not retain any copy, summary or extract of the Confidential Information or any related work papers on any storage medium whatsoever. Notwithstanding anything to the contrary contained herein, Servicer shall in no event have any obligation hereunder to destroy Mortgage Loan files or any documents related thereto.

Section 13.06       Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 13.07       Applicable Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE

SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES), EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

Section 13.08       Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties.  The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner.  The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 13.09       Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 13.10       Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner or the Owner’s designee.

Section 13.11       Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are integral parts of this Agreement.

Section 13.12       Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 13.13       No Solicitation.

From and after the date hereof, neither the Servicer nor any Affiliate of the Servicer shall solicit the Mortgagors for purposes of prepayment or refinance or modification of the Mortgage Loans, except as otherwise provided herein.  Nothing in this Section 13.13 shall prohibit the Servicer from generalized advertising, including on its website, monthly account statements which are not targeted exclusively at the Mortgagors, or VRU (i.e. voice response unit) recorded communications or otherwise engaging in a program directed to the general public at large to encourage or recommend mortgage loan products and other products and services provided by the Servicer or such Affiliate or from taking applications for refinance from Mortgagors as a result therefrom. Servicer may solicit the Mortgagors for non-mortgage loan products with the consent of the Owner, which consent shall not be unreasonably withheld.

Section 13.14       Cooperation of Servicer with a Reconstitution.

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either:

(1)           one or more Whole Loan Transfers;

(2)           one or more Securitization Transactions;

(3)           one or more Whole Loan Transfers to Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option); or

(4)           one or more Whole Loan Transfers to Freddie Mac.

The Servicer and the Owner acknowledge and agree that the Servicer is not obligated hereunder to act as servicer in any Reconstitution and the Owner is not obligated hereunder to offer the Servicer the opportunity to act as servicer in any Reconstitution.

The Servicer shall reasonably cooperate with the Owner in connection with any Reconstitution contemplated by the Owner pursuant to this Section 13.14, provided, however, that under no circumstances and in no event shall such cooperation include any act of the Servicer or any event affecting the Servicer which would materially increase the Servicer’s liabilities or obligations beyond those liabilities and obligations contained in this Agreement (except as otherwise set forth in this Section 13.14).

In connection with any Reconstitution in which the Owner and the Servicer have agreed that the Servicer shall act as the servicer in the Reconstitution, the Owner shall deliver any agreement (the “Reconstitution Agreement”) or other document related to the Reconstitution to the Servicer at least fifteen (15) days prior to such transfer; the Servicer’s refusal to cooperate with Owner based on late delivery of such documents shall result in no liability to the Servicer.  Such Reconstitution Agreement may, in the Owner’s discretion, contain contractual provisions not set forth in this Agreement, including, but not limited to, (i) customary certificate payment delays, (ii) representations and warranties (dated as of the Reconstitution Date) of the Servicer conforming in all material respects to the representations and warranties in this Agreement, as well as such reasonable and customary additional representations and warranties as may be required by the master servicer or issuer, provided that Servicer may negotiate the terms of any such additional representations and warranties, and (iii) such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other provisions that conform to secondary market standards for mortgage-backed securities backed by mortgage loans similar to the Mortgage Loans or as may be required by one or more Rating Agencies. The Servicer shall promptly review such Reconstitution Agreement and/or related documents, and provided that such Reconstitution

Agreement contains servicing provisions substantially similar to those herein, or otherwise acceptable to the Servicer in its reasonable discretion, shall execute such Reconstitution Agreement and/or related documents.  The Servicer’s refusal to execute any Reconstitution Agreement or related documents may be based on any provision which materially (a) increases the liability of the Servicer and/or (b) affects Servicer’s profitability from that contemplated in this Agreement, unless the Servicer and the Owner have come to previous agreement on terms with respect to substantially similar issues.  The Owner hereby agrees to pay the Servicer for reasonable expenses incurred by the Servicer that relate to reviewing and commenting on the Reconstitution Agreement for such Whole Loan Transfer or Securitization Transaction in accordance with the related term sheet.  Any cooperation from the Servicer in connection with any Whole Loan Transfer or Securitization Transaction contemplated by this Section 13.14 shall include delivery of a legal opinion relating to the Servicer acceptable to the Owner, the furnishing of information for use in an offering document for such Securitization Transaction relating to the Servicer (the “Servicer Information”).

If requested by the Owner in connection with any Reconstitution, the Servicer and the Owner shall execute an indemnification agreement setting forth their respective indemnification obligations in connection therewith. In the event that the Servicer is not the master servicer, servicer or sub-servicer with respect to a Reconstitution, any and all reasonable costs, fees and expenses incurred by Servicer in connection with the foregoing shall be reimbursed by Owner after receipt of an invoice therefor. Any execution of a subservicing agreement or pooling and servicing agreement by the Servicer shall be conditioned on the Servicer receiving the Securitization Servicing Fee or such other servicing fee acceptable to Servicer.  Notwithstanding any provision to the contrary in this Agreement, in the event that the Servicer is the master servicer, servicer or sub-servicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution any servicing performance termination triggers (in its reasonable discretion) shall be approved by the Servicer in its reasonable discretion; provided, that in the event that the Servicer does not approve any servicing performance termination triggers, the Owner shall, with respect to the Reconstitution, have the right to terminate the Servicer hereunder (a “Servicing Performance Trigger Termination”) and designate a successor servicer to act as master servicer, servicer or sub-servicer.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 13.15       Waiver of Trial by Jury.

THE SERVICER AND THE OWNER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.16       LIMITATION OF DAMAGES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

Section 13.17       SUBMISSION TO JURISDICTION; WAIVERS.

The Servicer hereby irrevocably and unconditionally:

SUBMITS FOR ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

ARTICLE XIV

compliance with regulation ab

Section 14.01       Intent of the Parties; Reasonableness.

The Owner and the Servicer acknowledge and agree that the purpose of Article XIV of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Servicer acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Servicer shall cooperate fully with the Owner to deliver to the Owner (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner or any Depositor to permit the Owner or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

Notwithstanding anything to the contrary in this Agreement, the Servicer shall be under no obligation to provide any information that either the Owner or Depositor deem required under Regulation AB if (i) the Servicer does not believe that such information is required under Regulation AB and (ii) the Servicer is not providing such information for securitizations on its own Shelf Registration on Form S-3 (or any Shelf Registration on Form S-3 of any of its Affiliates relating to the same asset type) unless either the Owner or Depositor pays all reasonable incremental costs incurred by the Servicer in connection with the preparation and delivery of such information.  The Servicer shall deliver any such information within 15 days of such written request, if such information is quantitative information set forth on, or which may be derived from, information in the Servicer's databases, or otherwise within a commercially reasonable time taking into account the time required to implement the necessary systems and procedures to produce such information.

Section 14.02       Additional Representations and Warranties of the Servicer.

The Servicer shall be deemed to represent to the Owner and to any Depositor, as of the date on which information is first provided to the Owner or any Depositor under Section 14.03 that, except as disclosed in writing to the Owner or such Depositor prior to such date:  (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization

Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

If so requested by the Owner or any Depositor on any date following the date on which information is first provided to the Owner or any Depositor under Section 14.03, the Servicer shall use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section 14.02 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party

Section 14.03       Information to Be Provided by the Servicer.

In connection with any Securitization Transaction the Servicer shall, to the extent not previously provided, (i) use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (c) and (f) of this Section 14.03, and (ii) as promptly as practicable following notice to or discovery by the Servicer, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section 14.03.

If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

its form of organization;

[Reserved];

a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer and each Subservicer; and

a description of any affiliation or relationship between the Servicer, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

the sponsor;
the depositor;
the issuing entity;

any servicer;
any trustee;
any originator;
any significant obligor;
any enhancement or support provider; and
any other material transaction party.

[Reserved].

If so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Mortgage Loans, and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Transaction Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

the Transaction Servicer’s form of organization;

a description of how long the Transaction Servicer has been servicing residential mortgage loans; a general discussion of the Transaction Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Transaction Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Transaction Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Transaction Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Transaction Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

the extent of outsourcing the Transaction Servicer utilizes;

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Transaction Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

whether the Transaction Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Transaction Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

information regarding the Transaction Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Transaction Servicer could have a material adverse effect on the performance by the Transaction Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

information regarding advances made by the Transaction Servicer on the Mortgage Loans and the Transaction Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Transaction Servicer to the effect that the Transaction Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

a description of the Transaction Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

a description of the Transaction Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

information as to how the Transaction Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

If so requested by the Owner or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the Owner and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Servicer or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section 14.03 (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and

(ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Owner or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Owner or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Owner or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Owner's or such Depositor's reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information).  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this Agreement commencing with the first such report due in connection with the applicable Securitization Transaction.

Section 14.04       Servicer Compliance Statement.

On or before March 15 of each calendar year, commencing in 2008, the Servicer shall deliver to the Owner and any Depositor a statement of compliance addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 14.05       Report on Assessment of Compliance and Attestation.

On or before March 15 of each calendar year, commencing in 2008, the Servicer shall:

deliver to the Owner and any Depositor a report (in form and substance reasonably satisfactory to the Owner and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Owner and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 10 hereto delivered to the Owner concurrently with the execution of this Agreement;

deliver to the Owner and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner and such Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 14.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Owner and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section 14.05; and

deliver to the Owner, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 9.  The Servicer acknowledges that the parties identified this Section 14.05(a)(iv) may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Owner nor any Depositor will request delivery of a certification under this Section 14.05(a)(iv) unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Owner nor any Depositor  will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

Each assessment of compliance provided by a Subservicer pursuant to Section 14.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 10 hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 14.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 14.06.

Section 14.06       Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section 14.06.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 14.06.

The Servicer shall not hire or otherwise utilize the services of any Subservicer with respect to the Mortgage Loans without giving the Owner or its designee fifteen (15) calendar days’ advance written notice of the effective date of such hiring or utilization of a Subservicer, followed by written confirmation of such hiring or utilization of a Subservicer on the effective date of such engagement and indicating the circumstances surrounding such hiring or utilization.  Any notices required by this Section 14.06(a) shall be sent via telecopier or certified or registered mail to the addresses set forth below: John P. Cavanagh, Servicer Oversight Group, 5002 T-Rex Avenue, Suite 300, Boca Raton, Florida 33431, Telecopy: 561-544-5603 and emailed to: regab_servicer_notice@morganstanley.com, with a copy to Michael Gambro, Cadwalader, Wickersham & Taft, LLP, One World Financial Center, New York, New York, 10281, Telecopy: 212-504-6666, Email: michael.gambro@cwt.com (or such other address as such Person may otherwise specify to Servicer).   The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section 14.06 and with Sections 14.02, 14.03(c) and (e), 14.04, 14.05 and 14.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 14.03(d) of this Agreement.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 14.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 14.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 14.05 as and when required to be delivered.

It shall not be necessary for the Servicer to seek the consent of the Owner or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Owner and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Owner and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the

Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 14.05 and 14.07 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 14.05, in each case as and when required to be delivered.

Section 14.07       Indemnification; Remedies.

The Servicer shall indemnify the Owner, each affiliate of the Owner, the Depositor and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person (including, but not limited to, any master servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial Owner, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(2)(a)                      any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided under this Section 14 by or on behalf of the Servicer, or provided under this Section 14 by or on behalf of any Subservicer or Subcontractor (collectively, the “Servicer Information”), or (B) the omission or alleged omission to state in the Servicer Information a material fact required to be stated in the Servicer Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Servicer Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Servicer Information or any portion thereof is presented together with or separately from such other information;

any breach by the Servicer of its obligations under this Section 14, including particularly any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 14, including any failure by the Servicer to identify pursuant to Section 14.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

any breach by the Servicer of a representation or warranty set forth in Section 14.02(a) or in a writing furnished pursuant to Section 14.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 14.02(b) to the extent made as of a date subsequent to such closing date.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section 14.07, the Servicer shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(3)           Subject to Section 14.07(c), any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 14, or any breach by the Servicer of a representation or warranty set forth in Section 14.02(a) or in a writing furnished pursuant to Section 14.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 14.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any master servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

Subject to 14.07(c), any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 14.04 or 14.05, including any failure by the Servicer to identify pursuant to Section 14.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any master servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

In the event that the Servicer fails to timely comply with this Section 14, the Owner shall use its commercially reasonable efforts to obtain written statements or assurances from the Commission, that such failure to provide the required statement of compliance on a timely basis, and a one time additional failure by the Servicer to comply with this Section 14, will not result in any adverse effect on the Owner or its affiliates with respect to any Shelf Registration on Form S-3 of the Owner or any of its affiliates.  For purposes of the previous sentence, “Owner” shall mean the Person then acting as the Owner or Depositor under this Agreement and any and all Persons who previously were “Owners” or “Depositors” under this Agreement.  Any costs or expenses incurred by the Owner (or any designee of the Owner, such as a master servicer) in obtaining such statement or assurances from the Commission shall be reimbursed to the Owner by the Servicer.  In the event that the Owner is unable to receive any such assurances from the Commission after the use of such commercially reasonable efforts of the related year, such failure by the Servicer to comply with this Section 14 shall be deemed an Event of Default, automatically  at such time, without notice and without any cure period, and Owner may, in addition to whatever rights the Owner may have under Sections 9.01 and 14.07(b) of this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same, as provided in Section 9.01 of this Agreement. Such termination shall be considered with cause pursuant to Section 9.01 of this Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Servicer shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Owner)

By: _______________________________
Name:
Title:

SAXON MORTGAGE SERVICES, INC.
(Servicer)

By: _______________________________
Name:  Stella F. Hess
Title:  Executive Vice President

EXHIBIT 1

TRIAL BALANCE AND DELINQUENCY INFORMATION

Part I:

Mortgage Loan identifying number;

the Stated Principal Balance prior to the related Due Date (prior to the related Monthly Payment);

 the Stated Principal Balance as of the related Due Date (after the related Monthly Payment);

the aggregate amount of principal paid by the Mortgagor as of the related Due Date;

the Mortgage Interest Rate as of the related Due Date;

the amount of principal and interest due with respect to the related Due Date;

with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.01);

with respect to each Monthly Payment, the amount of such remittance allocable to interest;

the amount of servicing compensation received by the Servicer during the prior distribution period; and

the aggregate Stated Principal Balance of the Mortgage Loans.

Part II:  See attached Servicer Data Request (excel file).

(Note: Add Additional Items: a code indicating whether the Mortgage Loan is a Buydown Mortgage Loan (Y or N), subsidy program code)

Exh. 1-1

EXHIBIT 2

CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 20__

The Servicer hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.06 of the Servicing Agreement, dated as of July 1, 2007, Fixed and Adjustable Rate Mortgage Loans.

Title of Account:         [__________________] in trust for “[__________________], Fixed and Adjustable Rate Residential Mortgage Loans.”

Account Number:	______________________________

Address of office or branch
of the Servicer at
which Account is maintained:	______________________________

[___________________________] Servicer By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

Exh. 2-1

EXHIBIT 3

CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 20__
To:	___________________________
___________________________
___________________________
(the “Depository”)

As Servicer under the Servicing Agreement, dated as of July 1, 2007, Fixed and Adjustable Rate Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.06 of the Agreement, to be designated “[___________________________], as servicer, in trust for [___________]” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[___________________________] Servicer By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

Exh. 3-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

___________________________________ Depository By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

Exh 3-2

EXHIBIT 4

ESCROW ACCOUNT CERTIFICATION

_________ ___, 20__

________________________ hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.08 of the Servicing Agreement, dated as of July 1, 2007, Fixed and Adjustable Rate Residential Mortgage Loans.
Title of Account:                                           “[___________________________], in trust for Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.”

Account Number:	_________________________

Address of office or branch
of the Servicer at
which Account is maintained:	_________________________

____________________________________
____________________________________
____________________________________

[___________________________]
Servicer

By: ________________________________
Name: ______________________________
Title: _______________________________

Exh. 4-1

EXHIBIT 5

ESCROW ACCOUNT LETTER AGREEMENT

_______ ___, 20__

To:	_____________________________
_____________________________
_____________________________
(the “Depository”)

As Servicer under the Servicing Agreement, dated as of July 1, 2007, Fixed and Adjustable Rate Residential Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.08 of the Agreement, to be designated as “[___________________________], in trust for the Owners of Residential Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

[___________________________] Servicer By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

Exh. 5-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

___________________________________ Depository By: ________________________________ Name: ______________________________ Title: _______________________________ Date: _______________________________

Exh. 5-2

EXHIBIT 6

FORM OF SERVICER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of [___________________________], a _________________organized under the laws of  _______________________(the “Company”) and further as follows:

1.
Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.
Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.
Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.
Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Servicing Agreement, dated as of July 1, 2007, among the Company, and ________________________(the “Owner”), (the “Servicing Agreement”) and such resolutions are in effect on the date hereof.

5.
Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Servicing Agreement, and (b) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

Exh. 6-1

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.
Dated: __________________________ [Seal]	By: ________________________________ Name: ______________________________ Title: [Vice] President

I, ________________________, an [Assistant] Secretary of [___________________________], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.
Dated: __________________________ [Seal]	By: ________________________________ Name: ______________________________ Title: [Vice] President

Exh. 6-2

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

Exh. 6-3

EXHIBIT 7

MORTGAGE LOAN DOCUMENTS

The following documents shall constitute the Mortgage Loan Documents with respect to each Mortgage Loan:

(a)           the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer.  To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the loan seller that state law so allows.  If the Mortgage Loan was acquired by the loan seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)           of the original of any guarantee executed in connection with the Mortgage Note;

(c)           the original Mortgage with evidence of recording thereon.  If in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Servicing Transfer Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)           the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)           the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by

Exh. 7-1

private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Owner as provided in this Agreement.  If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Owner.  If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank.  If the Mortgage Loan was acquired by the loan seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”.  If the Mortgage Loan was acquired or originated by the loan seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)           originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the loan seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)           the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company;

(h)           original of powers of attorney, if applicable, or, if in connection with any Mortgage Loan, the loan seller cannot deliver or cause to be delivered the original power of attorney with evidence of recording thereon, if applicable, on or prior to the related Servicing Transfer Date because of a delay caused by the public recording office, the loan seller shall deliver or cause to be delivered to the Custodian, a photocopy of such power of attorney, together with an Officer’s Certificate of the loan seller (or certified by the title company, escrow agent, or closing attorney) stating that such power of attorney has been dispatched to the appropriate public recording office for recordation and that the original recorded power of attorney or a copy of such power of attorney certified by such public recording office to be a true and complete copy of the original recorded power of attorney will be promptly delivered to the Custodian upon receipt thereof by the loan seller; and

Exh. 7-2

(i)           security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

The following documents, together with copies of the Mortgage Loan Documents, shall constitute the Mortgage File with respect to each Mortgage Loan:

(a)           A copy of the hazard insurance policy and, if required by law, flood insurance policy.

(b)           Residential loan application.

(c)           Mortgage Loan closing statement.

(d)           Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(e)           Verification of acceptable evidence of source and amount of down payment.

(f)           Credit report on the Mortgagor.

(g)           Residential appraisal report, if available.

(h)           Photograph of the Mortgaged Property.

(i)           Survey of the Mortgaged Property, if any.

(j)           Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)           All required disclosure statements.
If available, termite report, structural engineer’s report, water potability and septic certification.

(l)           Sales contract, if applicable.

(m)           Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(n)           Amortization schedule, if applicable.

Exh. 7-3

EXHIBIT 8

INFORMATION INCLUDED ON MORTGAGE LOAN SCHEDULE

(1)	the Mortgage Loan identification number;

(2)	the city, state and zip code of the related Mortgaged Property;

(3)	the number and type of residential units constituting the related Mortgaged Property;

(4)	the current Mortgage Interest Rate;

(5)	the current net Mortgage Interest Rate;

(6)	the current Monthly Payment;

(7)	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(8)	the original term to maturity;

(9)	the scheduled maturity date;

(10)	the principal balance of the Mortgage Loan as of the Cut-off Date whether or not collected;

(11)	with respect to each Adjustable Rate Mortgage Loan, the next Interest Rate Adjustment Date;

(12)	with respect to each Adjustable Rate Mortgage Loan, the Lifetime Rate Cap;

(13)	whether the Mortgage Loan is convertible or not;

(14)	the Servicing Fee;

(15)	the origination date of such Mortgage Loan

(16)	whether such Mortgage Loan provides for a prepayment charge or penalty as well as the term and amount of such prepayment charge or penalty, if any;

(17)	with respect to each First Lien Mortgage Loan, the LTV at origination, and with respect to each Second Lien Mortgage Loan, the CLTV at origination;

(18)	the date on which servicing of the Mortgage Loan was transferred to the Servicer; and

(19)	a flag indicating if the Mortgage Loan is a Buydown Mortgage Loan.

Exh. 8-1

EXHIBIT 9

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

[NAME OF COMPANY] (the “Company”), certifies to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their respective officers, directors and affiliates, with the knowledge and intent that they will rely upon this certification, that:

1.           The Company has have reviewed the servicer compliance statement of the Company and the compliance statements of each Subservicer, if any, engaged by the Company provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] for the Trust’s fiscal year [     ] in accordance with Item 1123 of Regulation AB (each a “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) and reports on assessment of compliance with servicing criteria for asset-backed securities of the Company and of each Subservicer or Subcontractor, if any, engaged or utilized by the Company, provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] for the Trust’s fiscal year [     ] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (each a “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (each an “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered or caused to be delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

2.           Based on the Company’s knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3.           Based on the Company’s knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.           Based on the Company’s knowledge and the compliance review conducted in preparing the Compliance Statement of the Company and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Company, and except as disclosed in the Compliance Statement, the Servicing

Exh. 9-1

Assessment or the Attestation Report, the Company [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Agreement in all material respects; and

5.           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and each Servicing Assessment and Attestation Report of the Company and of each Subservicer or Subcontractor, if any, engaged or utilized by the Company, required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee].  Any material instances of noncompliance are described in such reports.

Date: _________________________________ By: ___________________________________ Name: Title:

Exh. 9-2

EXHIBIT 10

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Ö
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Ö
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Ö
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Ö

Exh. 10-1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Ö
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Ö
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Ö
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Ö
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Ö
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These
Ö

Exh. 10-2

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
Ö
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Ö
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Ö
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Ö
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction	Ö

Exh. 10-3

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Ö
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Ö
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Ö
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Ö
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Ö
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Ö

Exh. 10-4

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Ö
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Ö
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Ö
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Ö

Exh. 10-5

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Ö
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Ö
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Ö
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [SUBSERVICER] Date: ________________________________ By: _________________________________ Name: Title:

Exh. 10-6

EXHIBIT 11

FORM OF SERVICER POWER OF ATTORNEY

When Recorded Mail To:

Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (the “Owner”), pursuant to that Servicing Agreement, dated as of July 1, 2007 (the “Agreement”) by and between Owner and Saxon Mortgage Services, Inc., a Texas corporation (the “Servicer”) hereby constitutes and appoints the Servicer by and through the Servicer’s officers, the Owner’s true and lawful attorney-in-fact, in the Owner’s name, place and stead and for the Owner’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Owner necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgages or Mortgage Notes owned by the Owner (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage) and for which the Servicer is acting as servicer.  This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1.
The modification or re-recording of a Mortgage, where said modification or re-recording is solely for the purpose of correcting the Mortgage to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage as insured and (ii) otherwise conforms to the provisions of the Agreement.

2.
The subordination of the lien of a Mortgage to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain or any other subordination permissible under the Servicing Agreement; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

Exh. 11-1

5.	The full satisfaction/release of a Mortgage or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.	The assignment of any Mortgage and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.
The full assignment of a Mortgage upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8.
With respect to a Mortgage, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the preparation and issuance of statements of breach or non-performance;

b.	the preparation and filing of notices of default and/or notices of sale;

c.	the cancellation/rescission of notices of default and/or notices of sale;

d.	the taking of deed in lieu of foreclosure; and

e.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

10.	The modification or amendment of escrow agreements established for repairs to the Mortgaged Property or reserves for replacement of personal property.

Exh. 11-2

11.	Actions to preserve or enforce the lien created by the Mortgage, including but not limited to assertion of claims under title insurance policies and through judicial or administration action.

The undersigned gives said Attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-fact shall be effective as of July 1, 2007.

This appointment is to be construed and interpreted as a limited power of attorney.  The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Owner under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of the Owner except as specifically provided for herein.  If the Servicer receives any notice of suit, litigation or proceeding in the name of the Owner, then the Servicer shall promptly forward a copy of same to the Owner.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages or Mortgage Notes not authorized by the Agreement.

the Servicer hereby agrees to indemnify and hold the Owner and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder.  The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Owner under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

Capitalized terms used but not defined in this Limited Power of Attorney shall have the meaning given to such terms in the Agreement.

Exh. 11-3

IN WITNESS WHEREOF, Morgan Stanley Mortgage Capital Holdings LLC, as Owner has caused its seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Morgan Stanley Mortgage Capital Holdings LLC, as Owner By: ___________________________________ Name: Title:

Acknowledged and Agreed

Saxon Mortgage Services, Inc.

By: _____________________________
Name:
Title:

Exh. 11-4

STATE OF NEW YORK
COUNTY OF ____________

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Morgan Stanley Mortgage Capital Holdings LLC, as Owner, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

Notary Public, State of New York

Exh. 11-5